Exhibit 99.1

House of Doge, the Corporate Arm of the Dogecoin Foundation, to List on NASDAQ Through Merger with Brag House Holdings, Inc.

Backed by Over $50 Million of Investment Capital and Established Access to Additional Capital Sources, Brag House Merger with House of Doge Brings Payments, Tokenization, Gaming and Yield to Crypto’s Most Loyal Community

●	Combined company creates a multi-revenue stream digital asset management platform.
●	20-year exclusive partnership with the Dogecoin Foundation creates the framework for a scalable, transparent, and yield-producing Dogecoin economy serving both institutional investors and the global Dogecoin community.
●	Builds the institutional foundation for the Dogecoin ecosystem through House of Doge’s partnerships with 21Shares, Robinhood (NASDAQ: HOOD), and CleanCore Solutions (NYSE: ZONE), introducing a scalable, transparent business model anchored in regulated investment products, institutional partnerships, and alpha-generating yield strategies.
●	With over 837 million Dogecoin within the House of Doge framework—including approximately 107 million Dogecoin in the 21Shares Swiss ETP and over 730 million Dogecoin managed by House of Doge within the Official Dogecoin Treasury—House of Doge, in partnership with 21Shares, represents the largest institutional Dogecoin holdings in the global digital asset ecosystem.

New York, NY and Miami, FL, October 13, 2025 (GLOBE NEWSWIRE) – House of Doge Inc. (“House of Doge”), the official commercial arm of the Dogecoin Foundation, today announced it has entered into a definitive merger agreement with Brag House Holdings, Inc. (NASDAQ: TBH) (“Brag House” or the “Company”), the Gen Z engagement platform operating at the intersection of gaming, college sports, and digital media. Pursuant to the terms of the agreement, Brag House will acquire House of Doge in a reverse takeover transaction. The proposed merger, which has been unanimously approved by both Boards of Directors, will advance mainstream Dogecoin adoption and institutionalize Dogecoin’s utility.

Transaction Highlights

●	Merger establishes a publicly traded platform for the Dogecoin ecosystem, uniting two aligned entities at the intersection of digital finance, gaming, and cryptocurrency to create value for institutional and retail investors alike while supporting the broader Dogecoin community.

●	The combined entity will generate recurring, and diversified revenue through integrated advanced payment infrastructure, Dogecoin-denominated merchant services, proprietary data insights, licensing, and treasury activities at a global scale, and will hold a significant amount of Dogecoin within its framework.

●	Drives a regulated, yield-producing Dogecoin economy via new financial products through House of Doge’s partnerships with 21Shares, Robinhood, and CleanCore Solutions (NYSE: ZONE), and strategic alliances that transform Dogecoin into a globally accessible, institutional-grade asset.

●	Unites Brag House’s Gen Z community engine with Dogecoin—a top global cryptocurrency with crypto’s most loyal community—to drive the next wave of digital currency adoption.

●	Implements robust corporate governance with House of Doge CEO Marco Margiotta appointed as CEO of the combined entity and a Board of Directors to be composed primarily of House of Doge appointees, ensuring leadership continuity and strategic alignment, with Brag House CEO Lavell Juan Malloy II continuing as a director.

●	Aligns two cohesive communities—Gen Z, with an estimated annual spending power of more than $350 billion, and the crypto economy—for extensive cultural reach, adoption, and scalability in mainstream digital currency utility.

●	Enables scalable, revenue-driven, high-impact engagement through branded college sports activations and proprietary digital SaaS solutions, designed to expand market reach and deliver long-term shareholder value.

●	Following the closing of the merger, Brag House will continue to operate as an autonomous vertical serving as the first institutional entry point for Dogecoin acceptance in the college ecosystem.

The proposed transaction marks a defining moment in Dogecoin’s evolution, building on Dogecoin’s community-driven origins, and uniting its grassroots energy with institutional innovation to create a scalable, transparent financial ecosystem. House of Doge, through its partnership with the Dogecoin Foundation, is bridging the gap between crypto and capital markets, developing regulated products, partnerships, and yield opportunities that position Dogecoin as a true financial asset. Currently backed by more than $50 million in investment capital and over 837 million Dogecoin within the House of Doge framework, House of Doge is building the foundation for a scalable, transparent, and yield-producing Dogecoin economy designed for both institutional investors and the global Dogecoin community.

By uniting House of Doge and Brag House, the proposed merger will expand Brag House’s vision to connect Gen Z and the gaming, college sports, and digital media ecosystems with the future of global finance. The expertise and differentiation network Brag House has developed will provide House of Doge with further access to a crypto-native demographic and a platform that promotes authentic brand engagement. “Since launching House of Doge, we’ve built momentum across every layer of the Dogecoin ecosystem, from establishing the Official Dogecoin Treasury with ZONE and forming an alliance with Robinhood to develop new yield-bearing products, to our exclusive ETP/ETF partnership with 21Shares. Now, we’re bringing what we’ve built to the public markets,” said Marco Margiotta, CEO of House of Doge. “What started as a community-led ambition has matured into an infrastructure engine for Dogecoin. By going public through this merger, we’re opening access and unleashing the next wave of innovation, institutional participation, and mainstream utility for Dogecoin.”

“This merger elevates our union of vision and capability,” said Lavell Juan Malloy II, CEO and Co-Founder of Brag House. “Dogecoin represents a bold mission of global utility, while Brag House was architected to ignite cultural adoption among the most digitally fluent generation in history. By embedding Dogecoin into the fabric of Gen Z’s experiences, across college campuses, sports, gaming, and communities, we are not merely creating new business lines; we are unlocking a multi-billion-dollar avenue to mainstream digital currency acceptance and shareholder value creation. Brag House is now well-positioned as the public company vehicle for the next generation of global finance, a widely accepted, culturally integrated, and institutionally supported currency.”

Transaction Overview

Brag House received an independent fairness opinion, which concluded that the proposed merger represents fair value to the Company’s shareholders. The proposed transaction is subject to customary closing conditions and the approval of Brag House shareholders. Upon closing of the merger, Brag House is expected to issue approximately 594,000,000 shares of common stock, along with certain other securities convertible into approximately 69,250,176. The majority of new shares will be issued to current common stockholders of House of Doge. As a result, House of Doge will become the majority shareholder of the Company. Brag House’s current shareholders will retain ownership of the remaining equity. Completion of the proposed transaction is expected early in 2026.

Governance Updates

Upon closing of the merger, Marco Margiotta, CEO of House of Doge, will be appointed as CEO of the combined entity. Mr. Margiotta brings experience as a payments and finance industry veteran, having founded PayFare, an over $15 billion of annual processing global payments solution provider that was acquired by Fiserv (NYSE:FI) in early 2025.

Additionally, the Board of Directors of the combined entity will be comprised of seven directors, six of whom will be appointed by House of Doge. Lavell Juan Malloy II, CEO of Brag House, will continue to serve as a member of the Board of Directors and will remain active in leadership to ensure strategic continuity and execution across the combined platform, including continuing in his role as CEO of the Brag House vertical.

Legal Advisors

Lucosky Brookman LLP is serving as legal counsel to Brag House. Seward & Kissel LLP is serving as legal counsel to House of Doge.

Additional Information on House of Doge - Built to Accelerate Institutional Access for Dogecoin

The anticipated merger follows a series of high-profile partnerships that have positioned House of Doge at the forefront of Dogecoin institutional access and product innovation. The proposed transaction builds on the institutional foundation for Dogecoin’s ecosystem through House of Doge’s partnerships with 21Shares, Robinhood (NASDAQ: HOOD), and CleanCore Solutions (NYSE: ZONE), which established the first Dogecoin ETP, an Official Treasury, and institutional custody framework.

As crypto adoption accelerates across consumer platforms and Fortune 500 balance sheets, House of Doge stands at the convergence of cultural adoption and institutional demand—positioning Dogecoin not just as a token of the internet, but as a financial asset of the modern economy.

Dogecoin ETPs and ETFs

Earlier this year, House of Doge partnered with 21Shares, the world’s largest “crypto-only” ETP manager, and the Dogecoin Foundation to launch Europe’s first Dogecoin Exchange-Traded Product (ETP). The ETP’s strong performance led to an expanded partnership with 21Shares, and the filing of the U.S. Dogecoin Spot ETF, and Dogecoin 2X Levered ETF, which are currently under SEC review.

The official Dogecoin ETP with 21Shares has approximately $26 million in AUM, owning roughly 107 million Dogecoin.

The Official Dogecoin Treasury

In parallel, House of Doge launched the Official Dogecoin Treasury in partnership with CleanCore Solution (“ZONE”) ( NYSE: ZONE). Established on September 5, 2025, the Treasury currently holds more than 730 million Dogecoin, serving as the cornerstone of House of Doge’s financial infrastructure.

Future Yield-Bearing Products

House of Doge also entered a strategic custody partnership with Robinhood, creating a secure institutional framework for holding and managing Dogecoin-based financial products. Together, House of Doge and Robinhood are exploring new yield-bearing solutions and alternative investment vehicles that will make Dogecoin an accessible asset for investors globally.

As crypto adoption accelerates across consumer platforms and Fortune 500 balance sheets, The combined entity will stand at the convergence of cultural adoption and institutional demand - positioning Dogecoin not just as a token of the internet, but as a financial asset of the modern economy.

About House of Doge

House of Doge is the official corporate arm of the Dogecoin Foundation, committed to advancing Dogecoin as a widely accepted and decentralized global currency. By investing in the infrastructure needed to bring Dogecoin into everyday commerce, House of Doge is building secure, scalable, and efficient systems for real-world use. This includes developing financial products, real-world asset tokenization, cultural partnerships, and building the first Foundation-backed Dogecoin treasury strategy to anchor long-term utility and growth. Through these initiatives, House of Doge is leading Dogecoin into its next era, where it goes beyond the meme and fulfills its mission of Doing Only Good Everyday on a global scale. For more information on House of Doge and the institutional foundation for Dogecoin’s ecosystem, visit www.houseofdoge.com.

About Brag House

Brag House is a leading media technology gaming platform dedicated to transforming casual college gaming into a vibrant, community-driven experience. By seamlessly merging gaming, social interaction, and cutting-edge technology, the Company provides an inclusive and engaging environment for casual gamers while enabling brands to authentically connect with the influential Gen Z demographic. The platform offers live-streaming capabilities, gamification features, and custom tournament services, fostering meaningful engagement between users and brands. For more information, please visit www.braghouse.com.

IMPORTANT INFORMATION FOR INVESTORS

This announcement is not a recommendation in favor of the proposed merger described herein. In connection with the proposed merger, Brag House intends to file with the SEC a registration statement on Form S–4 that will include a proxy statement and prospectus. Brag House also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed with the SEC for free at the SEC’s website at www.sec.gov.

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In addition, you will be able to obtain free copies of these documents by phone, e–mail or written request by contacting the investor relations department of Brag House or House of Doge at the following:

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

Media Contacts

Brag House Holdings

Fatema Bhabrawala

Director of Media Relations

fbhabrawala@allianceadvisors.com

House of Doge
Angela Gorman
Communications Director
Email: angela@houseofdoge.com
Tel: (917) 348-0083

Investor Relations Contact

Brag House Holdings

Adele Carey

VP, Investor Relations

ir@thebraghouse.com

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